    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 2, 2004

                                                      REGISTRATION NO. 333-_____


                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE

                             SECURITIES ACT OF 1933

                          THIRD WAVE TECHNOLOGIES, INC.
             (Exact name of Registrant as Specified in Its Charter)


                  DELAWARE                                     39-1791034
        (State or Other Jurisdiction                        (I.R.S. Employer
      of Incorporation or Organization)                  Identification Number)

             502 SOUTH ROSA ROAD                                  53719
             MADISON, WISCONSIN                                (Zip Code)
  (Address of Principal Executive Offices)


                                 2000 STOCK PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN


                            (Full Title of the Plans)

                                 Kevin T. Conroy
                          Third Wave Technologies, Inc.
                               502 South Rosa Road
                            Madison, Wisconsin 53719
                     (Name and Address of Agent for Service)

                                    Copy to:

                                Steven Sutherland
                         Sidley Austin Brown & Wood LLP
                                 Bank One Plaza
                            10 South Dearborn Street
                             Chicago, Illinois 60603

                         CALCULATION OF REGISTRATION FEE


                                                        Proposed            Proposed
 Title of Each Class of                                  Maximum            Maximum           Amount of
    Securities to be             Amount to be         Offering Price        Aggregate        Registration
       Registered                 Registered             Per Unit        Offering Price          Fee
------------------------   ------------------------  ----------------   ----------------    --------------
Common Stock,
$0.001 par value            3,671,831 shares (1)(2)     $6.99 (3)       $25,666,098.69 (3)    $3,251.89

Preferred Stock
Purchase Rights                3,671,831 rights            (4)                 (4)              (4)


(1) This registration statement registers 3,271,831 shares issuable under the 2000 Stock Plan and 400,000 shares issuable under the 2000 Employee Stock Purchase Plan.

(2) Also registered hereby are such additional and intermediate number of shares of Common Stock and Preferred Stock Purchase Rights as may become issuable because of the provisions of the Plans relating to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(3) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on October 27, 2004.

(4) The Preferred Stock Purchase Rights initially are attached to and trade with the shares of Common Stock being registered hereby. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a registration statement on Form S-8 was filed with respect to the 2000 Stock Plan and the 2000 Employee Stock Purchase Plan. Pursuant to General Instruction E of Form S-8, the Registration Statement on Form S-8 (File No. 333-57664) filed on March 27, 2001 by the Registrant with the Securities and Exchange Commission is hereby incorporated by reference.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed (File Number 000-31745) with the Securities and Exchange Commission (the "Commission") by Third Wave Technologies, Inc. (the "Company") are incorporated herein by reference:

         (a) The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2003;

         (b) The Quarterly Reports on Form 10-Q of the Company for the quarters ended March 31, 2004, June 30, 2004, and September 30, 2004;

         (c) The Current Reports on Form 8-K of the Company dated May 6, 2004, July 27, 2004, September 3, 2004, October 27, 2004 and October 28, 2004;

         (d) The description of (i) the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A filed by the Company with the Commission on January 23, 2001, including any amendments or reports filed for the purpose of updating such description and (ii) the Preferred Stock Purchase Rights of the Company contained in the Company's Registration Statement on Form 8-A filed by the Company with the Commission on November 30, 2001, as amended by Amendment No. 1 to such Form 8-A filed by the Company with the Commission on February 19, 2003, including any further amendments or reports filed for the purpose of updating such description; and

         (e) The Company's Registration Statement on Form S-8 (File No. 333-57664) filed by the Company with the Commission on March 27, 2001.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.  EXHIBITS

The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on this 2nd day of November, 2004.

                                             THIRD WAVE TECHNOLOGIES, INC.



                                             By: /s/ John J. Puisis
                                                --------------------------------
                                                   John J. Puisis
                                                   Chief Executive Officer

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of John J. Puisis and Kevin T. Conroy, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 2nd day of November, 2004.

Name                                         Capacity
----                                         --------
/s/ John J. Puisis
-------------------------------------
John J. Puisis                               Director and Chief Executive Officer
                                             (principal executive officer)


/s/ James J. Herrmann
-------------------------------------
James J. Herrmann                            Vice President of Finance (principal
                                             financial officer and principal
                                             accounting officer)

/s/ Gordon F. Brunner
-------------------------------------
Gordon F. Brunner                            Director



-------------------------------------
G. Steven Burrill                            Director



-------------------------------------
Sam Eletr                                    Director


/s/ Lance Fors
-------------------------------------
Lance Fors                                   Director



-------------------------------------
John Neis                                    Director


/s/ Lloyd M. Smith
-------------------------------------
Lloyd M. Smith                               Director



-------------------------------------
Lionel Sterling                              Director


/s/ David A. Thompson
-------------------------------------
David A. Thompson                            Director

             INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibit
Number            Description of Exhibit
------            ----------------------
5.1               Opinion of counsel as to legality of securities being registered.
23.1              Consent of counsel (contained in Exhibit 5.1).
23.2              Consent of Ernst & Young LLP, Independent Registered Public
                  Accounting Firm
24.1              Power of Attorney (see page II-5).